UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/06/2009

FIRST CENTURY BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-11671

WV	55-0628089
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

P.O. Box 1559, Bluefield, WV 24701-1559
(Address of principal executive offices, including zip code)

304-325-8181
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 6, 2009, the Compensation Committee (the "Committee") of First Century Bankshares, Inc. (the "Company") met to review the Company's performance for 2008, to establish the salaries of the executive officers of the Company for 2009, and to determine whether to award bonuses under the Executive Bonus Plan. The Company's compensation policies will be discussed in detail in the Compensation Discussion & Analysis (CD&A) included in the Company's 2009 proxy statement.

Base Salaries

On January 6, 2009, the Committee authorized an increase in the base salaries for 2009 for Mr. R. W. Wilkinson, President and Chief Executive Officer of the Company, and Chairman of the Board of Directors and Chief Executive Officer of the Company's subsidiary, First Century Bank, N.A. ( the "Bank"), Mr. Frank W. Wilkinson, Secretary of the Company, and President and Chief Operating Officer of the Bank, Mr. John P. Beckett, Senior Vice President and Trust Officer of the Bank, Mr. Jeffery L. Forlines, Senior Vice President and Chief Credit Officer of the Bank , and Mr. J. Ronald Hypes, Treasurer of the Company, and Senior Vice President and Chief Financial Officer of the Bank. These individuals are the named executive officers of the Company who had been reported in the 2008 proxy statement and those who are expected to be named executive officers in the 2009 proxy statement. The base salaries for these executive officers were based on:

*        the Committee's evaluation of each officer's individual job performance;

*        an assessment of the Company's performance as outlined in the Company's Five Year Strategic Plan;

*        a consideration of aggregate amount of all components of compensation paid to the executive officers.

After a discussion of the above considerations, the Committee determined that the base salaries of the Mr. R.W. Wilkinson, Mr. Frank W. Wilkinson, Mr. John P. Beckett, Mr. Jeffery L. Forlines and Mr. J. Ronald Hypes be set as follows:

*        Mr. R.W. Wilkinson - $263,964

*        Mr. Frank W. Wilkinson - $155,940

*        Mr. John P. Beckett - $142,776

*        Mr. Jeffery L. Forlines - $130,170

*        Mr. J. Ronald Hypes - $134,196

Annual Incentive Compensation

Under the terms of the Executive Bonus Plan, at the beginning of each fiscal year, the Board of Directors sets a minimum level of net income that must be achieved by the Company in order to establish a bonus pool. If the Company's net income reaches the minimum set by the Board of Directors, then the Board will award bonuses based on a formula which considers the return of average assets and overall growth of the Company.

For 2009, the required minimum net income established by the Board of Directors was $2,960,000. The Company's actual net income will be determined at the end of 2009, and if the Company's actual net income meets or exceeds $2,960,000, then the Board will establish the bonus pool and pay bonuses on in mid-January, 2010 for the year ended 2009.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST CENTURY BANKSHARES, INC.

Date: January 09, 2009	By:	/s/ J. Ronald Hypes
J. Ronald Hypes
Treasurer (Principal Accounting and Financial Officer)